FOR IMMEDIATE RELEASE

The X-CHANGE CORPORATION APPOINTS FRED ZEIDMAN TO ITS BOARD OF DIRECTORS

DALLAS, July 21, 2008 — The X-Change Corporation (OTCBB: XCHC) through its wholly owned subsidiary AirGATE Technologies, Inc., announced today that Fred S. Zeidman has joined the Board of Directors.

Mr. Zeidman is Interim President and Director of Nova Biosource Fuels, Inc. since June 26, 2007. He previously served as Chairman of the Board of Seitel Inc., a member of the New York Stock Exchange that is a leading provider of seismic data and related geophysical expertise to the petroleum industry. He is the former CEO and President of Intersystems, Inc., and the founder of Houston Venture Capital Association. He has served as a Managing Director of the law firm Greenberg Traurig, LLP since July 2003 and as Chairman of the Board of Turnaround Partners, Inc. and Corporate Strategies, Inc., a consulting firm since July 2004.

Mr. Zeidman was appointed by President George W. Bush to serve as the Chairman of the U.S. Holocaust Memorial Council; the Museum’s governing board, in March 2002.

A prominent Houston-based business and civic leader, Mr. Zeidman is on the Board of Directors for TransMeridian Exploration, Inc.; Compact Power, Inc.; Director of Prosperity Bank in Houston; Chairman, Southwest Region, Anti-Defamation League; Vice Chairman of the Board of Regents, Texas Southern University; Texas State Chairman, Israel Bonds, and a member of the Board of Development Corporation of Israel ; Vice Chairman, Republican Jewish Coalition; Vice President and Director, Jewish Institute for National Security Affairs; and member of the Investment in Discovery Campaign Committee, Baylor College of Medicine.

He also serves on the Executive Committees of the American Israel Public Affairs Committee (AIPAC); the Houston Jewish Community Foundation; the Texas Inter-Faith Housing Corporation; and the Houston Ear Research Foundation. He has played a leadership role in a number of other organizations, including the Jewish Federation of Greater Houston, the American Jewish Committee, the North American Jewish Forum, and the Houston Grand Opera, and Washington University.

He formerly served as co-chairman of the finance committee of the Republican Party of Harris County, Texas, and formerly served on the finance committee of the Republican Party of Texas, and was a Ranger for the Bush Campaign. In addition, Mr. Zeidman was vice-chairman of the Dole/Kemp presidential campaign in Harris County and has been a key Jewish advisor to Republican congressional and senatorial delegations nationwide.

About X-Change Corporation

X-Change Corporation, through its wholly owned subsidiary, AirGATE Technologies, Inc. is a leading end-to-end solution-based company specialized in designing, manufacturing and commercializing applicable wireless based technologies delivering to the oil and gas industry. AirGATE supports small, medium and large enterprises. Please visit www.airgatetech.com for further information.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our ability to continue to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model’s dependence on widespread acceptance of wireless and RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward-looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation’s investor relations web page at http://www.airgatetech.com/x-change/, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.

Contact: X-Change Corporation, 972-747-0051 Marketing and Public Relations